XLNT VETERINARY CARE, INC.
NONINCENTIVE STOCK OPTION AGREEMENT

          This Nonincentive Stock Option Agreement (“Agreement”) is made and entered into as of November 30, 2007 (“Grant Date”) by and between XLNT Veterinary Care, Inc., a Delaware corporation (the “Company”), and ___________________ (“Optionee”).

WITNESSETH:

          A. The Board of Directors of the Company (“Board”) has adopted the XLNT Veterinary Care, Inc. 2004 Stock Option Plan (“Plan”) to create additional incentives for certain valued employees, directors, consultants and advisors of the Company and to promote the financial success and progress of the Company. For purposes hereof the “Plan” and all section references therein shall be defined as said 2004 Stock Option Plan as amended or superseded during the term of this Agreement.

          B. Optionee is a valued employee of the Company, and this Nonincentive Stock Option Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the grant by the Company to Optionee of a stock option. This option is not intended to be an incentive stock option as defined by Section 422 of the Internal Revenue Code of 1986, as amended or superseded (“Code”).

          C. This Agreement and its terms are confidential and shall not be disclosed at any time by Optionee except as otherwise herein provided.

          NOW, THEREFORE, it is agreed as follows:

          1. Grant of Option. Subject to and upon the terms, conditions and restrictions set forth in this Agreement and the Plan, the Company hereby grants to Optionee as of the Grant Date a nonincentive stock option (“Option”) to purchase [________________________ (________)] shares (“Option Shares”) of the common stock of the Company during the Term hereof (as defined in Section 3 hereof) granted with an exercise price of [_________________________ ($ _____)] per share (“Option Price”). For these purposes “Option Shares” also shall include such stock or other securities as defined by the Plan.

          2. Right to Exercise; Vesting.

                    a. One-third (1/3) of the Option Shares shall become vested and exercisable by Optionee on each of the first three anniversaries of [_____________, 2007], the date the Optionee commenced employment with the Company.

                    b. Notwithstanding the foregoing and except as provided in subsection (c), upon the effective date of the Optionee’s termination of employment by the Company without “Cause” (as defined in any employment agreement between the Optionee and the Company) or by the Optionee for “Good Reason” (as defined in any employment agreement between the Optionee and the Company), the Option Shares that are unvested and would have vested at the next annual vesting date if the Optionee had remained employed shall vest pro rata based on the number of months worked by the Optionee since the last vesting date; provided that as a condition of such vesting, the Optionee must execute within such period of time following termination of employment as is permitted by the Company (and not timely revoke during any revocation period provided therein) a comprehensive release, covenant not to sue, and non-disparagement agreement from the Optionee in favor of the Company, its executives, officers, directors, affiliates, and all related parties, in such form as may be provided by the Company, as required by Section 5(c) of the employment agreement between the Optionee and the Company dated [______________, 2007] or any successor thereto (the “Release”).

                    c. Notwithstanding the foregoing, the Option Shares shall become fully vested and exercisable (“Accelerated Exercise Period”) upon the effective date of the Optionee’s termination of employment by the Company without “Cause” (as defined in any employment agreement between the Optionee and the Company) or by the Optionee for “Good Reason” (as defined in any employment agreement between the Optionee and the Company) that occurs within twelve months following a Change in Control; provided that as a condition of such vesting, the Optionee must execute within such period of time following termination of employment as is permitted by the Company (and not timely revoke during any revocation period provided therein) the Release. For this purposes, a “Change in Control” means any one of the following events which may occur after the Grant Date:

          (i) The sale or other transfer of more than fifty percent (50%) of the capital stock of the Company in one or more related transactions for material consideration to any person or entity or group of persons or entities not owned or controlled by a majority of the shareholders of the Company; or

          (ii) The sale or other transfer of all or substantially all of the assets of the Company in one or more related transactions not in the ordinary course of the business of the Company, whether by sale, exchange, merger, consolidation, reorganization, dissolution or liquidation;

Notwithstanding the foregoing, the following shall not constitute a Change in Control hereunder: (1) any public offering of capital stock of the Company in a Public Market; (2) any transaction as to which the shareholders of the Company prior to the transaction continue to, directly or indirectly, own or control after the transaction, equity interests possessing more than 50% of the voting power of the equity interests of the Company or other surviving entity (in the case of a merger, consolidation or other similar transaction in which the Company is not the surviving entity), including, without limitation, the merger of Pet DRx Acquisition Company, a wholly owned subsidiary of Echo Healthcare Acquisition Corp., with and into the Company; or (3) any transaction in which the Company reincorporates in another jurisdiction or engages in other internal reorganization or changes in corporate structure.

          3. Option Term. Subject to earlier termination as provided for in the Plan, the specified term of the Option (“Term”) shall be the period commencing as of the Grant Date and ending on the expiration of ten (10) years from the Grant Date. Upon the expiration of the Term or earlier termination of the Option as provided for in the Plan, the Option shall cease to be exercisable and shall be of no further force or effect. Such events of earlier termination include but are not limited to termination of the employment of Optionee.

          4. Non-Transferable. The Option shall not be transferable or assignable by Optionee other than by will or the laws of descent and distribution, and the Option may be exercised during the lifetime of Optionee solely by Optionee. Subject to the foregoing, all transfers or assignments or attempted transfers or assignments of the Option or this Agreement shall be void ab initio.

          5. Plan; Controlling Terms.

                    a. The Option granted hereunder and this Agreement shall be governed by and subject to each and all of the terms and provisions of the Plan, which is hereby incorporated by reference in its entirety. All capitalized or other terms not defined herein shall have the same meaning as in the Plan. In the event of any conflict between the Plan and this Agreement, the Plan shall control. Optionee acknowledges receipt of a copy of the Plan and the opportunity to review the Plan and to consult with his or her legal advisors concerning the Plan and this Agreement.

                    b. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE PLAN CONTAINS IMPORTANT TERMS AND PROVISIONS THAT WILL APPLY TO AND CONTROL THE OPTION AND THIS AGREEMENT. THOSE TERMS INCLUDE WITHOUT LIMITATION IMPORTANT CONDITIONS AND LIMITATIONS ON THE RIGHT OF OPTIONEE TO EXERCISE THE OPTION; IMPORTANT

RESTRICTIONS ON THE RIGHT OF OPTIONEE TO TRANSFER THE OPTION OR THE OPTION SHARES RECEIVED UPON EXERCISE OF THE OPTION; EARLY TERMINATION OF THE OPTION FOLLOWING THE OCCURRENCE OF CERTAIN EVENTS, INCLUDING TERMINATION OF THE EMPLOYMENT OF OPTIONEE FOR ANY REASON; PROCEDURES FOR EXERCISING THE OPTION; THE RIGHT OF THE COMPANY TO REPURCHASE THE OPTION STOCK; THE RIGHT OF FIRST REFUSAL OF THE COMPANY TO PURCHASE THE OPTION STOCK; TAX WITHHOLDING AND NOTICE OBLIGATIONS; AND OTHER SUBSTANTIAL RESTRICTIONS AND OBLIGATIONS IN ADDITION TO THOSE IN THIS AGREEMENT.

          6. Tax Status of Option. Optionee hereby acknowledges that the Option is not an incentive stock option, the Optionee authorizes payroll withholding and otherwise aggress to make adequate payments to the Company for required tax withholding, which is due when the option is exercised.

          7. Limitations on Share Transfer; Mandatory Notice of Disposition. Optionee shall transfer or dispose of the Option Shares only in accordance with the provisions of this Agreement and the Plan. Without limiting the foregoing, mandatory notice of disposition of any Option Shares must be made to the Company as provided in the Plan and such disposition may be subject to tax withholding or payments by Optionee.

          8. Securities Laws; Restrictions on Grant or Issuance. THE RESTRICTIONS ON THE TRANSFER OF THE OPTION OR THE OPTION SHARES SHALL BE IN ADDITION TO ANY OTHER LIMITATIONS ON TRANSFER OR EXERCISE OF THE OPTION OR ISSUANCE OR TRANSFER OF THE OPTION SHARES IMPOSED BY APPLICABLE FEDERAL AND STATE SECURITIES LAWS. THE GRANT OF THE OPTION AND THE EXERCISE OF THE OPTION AND THE ISSUANCE OF THE OPTION SHARES UPON EXERCISE OF THE OPTION AND ANY RESALE OR OTHER TRANSFER OF SUCH OPTION SHARES BY OPTIONEE SHALL BE SUBJECT TO COMPLIANCE WITH ALL APPLICABLE REQUIREMENTS OF FEDERAL OR STATE LAW WITH RESPECT TO SUCH SECURITIES. Notwithstanding any contrary provision of this Agreement:

                    a. Optionee understands that since the Option is not transferable, and since the Option Shares have not been and may not be registered or exempt under applicable statutes, Optionee may bear the economic risk of the investment for an indefinite period of time. The Option shares may not be sold or otherwise disposed of until such time as the Option shares are registered under the Securities Act of 1933 (“Securities Act”) or the Option Shares may be sold pursuant to an applicable exemption from the registration requirements of the Securities Act. Optionee understands that the Company has no obligation to file a registration statement under the Securities Act for the Option or the Option Shares or to otherwise assist Optionee in complying with any exemption from registration.

                    b. Optionee represents and warrants that the Option is being acquired and the Option Shares will be acquired upon exercise for his or her own account and not with a view to or for sale in connection with any distribution of such securities. Optionee further acknowledges that any investment in the common stock of the Company is inherently speculative and illiquid and subject to material risks.

                    c. As a condition to the exercise of the Option, the Company may require Optionee to satisfy any qualifications that may be necessary or appropriate in the sole judgment of the Company or its counsel to evidence compliance with any applicable law or regulation and to make any written representation or warranty with respect thereto as may be requested by the Company.

                    d. Notwithstanding any contrary provisions hereof, the inability of the Company with reasonable efforts to obtain approval from any regulatory body having authority deemed by the Company to be necessary for the lawful issuance and sale of any Option Shares pursuant to the Option shall relieve the Company of any liability in respect of the non-issuance or sale of the Option Shares as to which such approval shall not have been obtained.

          9. Assignment; Binding Effect.

                    a. The Company may transfer or assign any of its rights or obligations under this Agreement or the Plan, including without limitation the Repurchase Right and First Refusal Right. Optionee shall have no right to transfer or assign any of the rights and obligations of Optionee under the Option or this Agreement, subject to Section 4 hereof in the case of a will or the laws of descent and distribution.

                    b. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon each of the parties hereto and the officers, directors, employees, shareholders, owners, agents, representatives, parents, subsidiaries, affiliates, successors and assigns of the Company, and the spouses, representatives, executors, administrators, heirs, devisees, agents, successors and assigns of Optionee.

          10. Representations and Warranties.

                    a. Optionee represents and warrants that he or she has read the Plan and this Agreement and has had the opportunity to consult with his or her legal advisors concerning the legal and tax effects of the Plan and this Agreement and the Option.

                    b. Each party represents and warrants that such party has the full right, power, legal capacity and authority to enter into and execute this Agreement and to discharge all of its obligations under the terms hereof, and that such party does not have any outstanding obligation and is not a party to any outstanding agreement which obligation or agreement is inconsistent with this Agreement. This Agreement has been duly executed and delivered by said party, and constitutes its valid and legally binding agreement and obligation and is enforceable in accordance with its terms.

          11. Miscellaneous.

                    a. This Agreement together with the Plan sets forth the entire agreement of the parties relating to the subject matter hereof, subject to the provisions of the Plan; and the Plan and this Agreement shall supersede any prior discussions, understandings and agreements concerning the grant of stock options or the issuance of option stock between the parties, provided however that this Agreement shall not supersede and shall be in addition to any separate fully executed written stock option agreement between the parties pursuant to any separate stock option grant by the Company. This Agreement may be amended by further written agreement signed by each of the parties.

                    b. This Agreement shall be construed in accordance with and governed by the laws of the State of California without reference to the principles of conflicts of law.

                    c. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. In the event that any provision of this Agreement shall be held by the final judgment of a court of competent jurisdiction to be invalid or unlawful or unenforceable, then the remaining provisions of this Agreement shall remain in full force and effect and shall be construed to give the fullest effect to the purpose of the Plan and this Agreement and the intended qualification of the Plan and this Agreement pursuant to Section 25102(o) of the California Corporations Code and the regulations and rules thereunder (as amended or superseded).

                    d. No remedy conferred by this Agreement or the Plan shall be exclusive of any other remedy, and each and all such remedies shall be cumulative. The waiver of any breach or violation of this Agreement in whole or in part shall not operate as a waiver of any subsequent breaches or violations of the same or a different kind. Any exercise or failure to exercise by a party of any rights or remedies under this Agreement shall not operate as a waiver of the right of such party to exercise the same or different rights or remedies in a subsequent event.

                    e. Both parties agree to execute any additional documents or instruments necessary or appropriate to fully effectuate out the purposes of this Agreement and which are consistent with the Plan.

                    f. Section headings in this Agreement are for the convenience of the parties and are not part of the agreement of the parties and shall not be used in the construction hereof. Whenever in this Agreement the context requires, references to the plural shall include the singular and the singular the plural, and each gender shall include all other genders. No provision in this Agreement shall be interpreted or construed against any party because such party or its counsel was the drafter thereof.

                    g. THIS AGREEMENT AND THE TERMS AND CONDITIONS HEREOF ARE CONFIDENTIAL AND OPTIONEE SHALL NOT DISCLOSE ANY OF THE TERMS OR CONDITIONS HEREOF TO ANY OTHER EMPLOYEE OF THE COMPANY OR TO ANY OTHER PERSON FOR ANY PURPOSE, OTHER THAN TO THE SPOUSE, LEGAL COUNSEL OR ACCOUNTING AND FINANCIAL ADVISORS OF OPTIONEE, OR TO THE APPROPRIATE EMPLOYEES OR REPRESENTATIVES OF THE COMPANY AS NECESSARY IN CONNECTION WITH THE ENFORCEMENT, MODIFICATION OR EXERCISE OF THIS AGREEMENT, OR AS REQUIRED IN CONNECTION WITH LEGAL PROCEEDINGS IN WHICH OPTIONEE IS A PARTY OR WITNESS.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and delivered in duplicate on its behalf of its duly authorized officer, and Optionee has also executed and delivered this Agreement in duplicate, all on the date first above written.

XLNT Veterinary Care, Inc.

By:

Name:

Title:

OPTIONEE:

[name]